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                                                                    Exhibit 99.4

                                 INSTRUCTIONS

            Instruction to Registered Holder and/or DTC Participant
                             from Beneficial Owner
                                      of
                           [____]% Notes due [____]

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 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,ON     ,1999,
       UNLESS THE OFFER IS EXTENDED.  TENDERS MAY BE WITHDRAWN PRIOR TO
            5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

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To Registered Holder and/or Depository Trust Company Participant:

     The undersigned hereby acknowledges receipt of the Prospectus dated _______________, 1999 (the "Prospectus") of SUPERVALU INC., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its [____]% Notes due [____] (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding unregistered [____]% Notes due [____] (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate principal amount of Original Notes held by you for the account of the undersigned is (Fill in amount):

         $ ______________________________________ of the outstanding [____]%
         Notes due [____].

     With respect to the Exchange Offer, the undersigned hereby instructs you (Check appropriate box):

     [_] To TENDER the following Original Notes held by you for the account of the undersigned (Insert principal amount of Original Notes to be tendered, if less than all):

         $ _______________________________________ of the outstanding [____]%
         Notes due [____].

     [_] NOT TO TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any New Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of New Notes to be received in the Exchange Offer. If the undersigned is a broker-dealer that will receive New Notes for its own account in
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exchange for Original Notes, it represents that the Original Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                 SIGN HERE


Name of Beneficial Owner(s)__________________________________________________

Signature(s)_________________________________________________________________

Name(s) (please print)_______________________________________________________

Address______________________________________________________________________

_____________________________________________________________________________

Telephone Number_____________________________________________________________

Taxpayer Identification or Social Security No._______________________________

Date_________________________________________________________________________

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